                                 Item 23(p)(ix)

                      REAMS ASSET MANAGEMENT COMPANY, LLC

               CODE OF ETHICS and COMPLIANCE PROCEDURES STATEMENT

I. Applicability. This Code of Ethics and Compliance Procedures Statement (this "Statement"), as restated, is effective August 1, 2000, updates and replaces the policy statement adopted March 31, 1994 and amended April 30, 1998, and applies to all employees. Managers and Members of Reams Asset Management Company, LLC (other than Class B Members subject to a Code of Ethics represented to comply with Rule 17j-I under the Investment Company Act of 1940, as amended (the "1940 Act")) (collectively, "Employees"). All Employees are expected to be knowledgeable of and comply with this Statement, and to confirm such knowledge and compliance annually in writing.

II.  Definitions.

     A. "Advisory client" means any client (including both investment companies and managed accounts) for which REAMS (i) serves as investment adviser or subadviser, (ii) renders investment advice, or
          (iii) makes investment decisions.

     B.   "Company" or "REAMS" means Reams Asset Management Company, LLC.

     C. "Compliance Officer" means the individual designated as such by the Managers of the Company.

     D. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Employee owns or acquires. As a general matter, "beneficial ownership" will be attributed to an Employee in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

          Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

               (i)  securities held in the person's own name;

          (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

         (iii) securities held by a bank or broker as a nominee or custodian on such persons's behalf or pledged as collateral for a loan;

          (iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

           (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

          (vi) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

         (vii) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

        (viii) securities held by a general partnership or limited partnership in which the person is a general partner; and

          (ix) securities owned by a corporation, including a foundation, which is directly or indirectly controlled by, or under common control with, such person.

     Any uncertainty as to whether an Employee beneficially owns a security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition is subject to, the definition of "beneficial owner" found in Rules 16(a)(2) and (5) promulgated under the Exchange Act.

E. "Personal securities transaction" means a purchase or sale of a Security in which an Employee or members of his or her immediate family sharing the same household has or acquires a Beneficial ownership interest. Personal securities transaction shall not include a purchase or sale of a Security made by REAMS in an Advisory account in which the Employee or members of his or her immediate family has or acquires a Beneficial ownership interest.

          F. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

          G. "Securities" shall have the meaning set forth in Section 2(a)(36) of The Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, and commercial paper.

III. General Principles. The following general fiduciary principles govern the personal conduct of all Employees:

              (1) It is each Employee's duty at all times to place the
                  interests of Advisory clients, ahead of personal interests;

              (2) All Personal securities transactions are to be conducted in a fashion consistent with this Statement and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and

              (3) Employees shall refrain from taking inappropriate advantage of their position.

          "Taking inappropriate advantage" includes but is not limited to the provision by an Employee to any other person of proprietary information concerning and/or advice on investment in, securities which are eligible to be held in REAMS Advisory client accounts (other than in securities exempted from advance clearance as referenced in
          Section VIII(1) hereof).

IV. Code of Ethics. The Code of Ethics and Standards of Professional Conduct, (together, the "Code"), of the Association for Investment Management and Research, as amended May 5, 1996, (Appendix A) is adopted by reference, and applies to all Employees, whether or not engaged in investment analysis. It is specifically noted that Section
          B.4 of the Code deals with Priority of Transactions, and states the cardinal principle that "transactions for clients and employers shall have priority over transactions in securities..of which [the Employee] is the beneficial owner, so that such personal transactions do not operate adversely to their clients' or employer's interests."

V. Statutory Reporting Requirements. The Securities and Exchange Commission ("SEC") requires, pursuant to the Investment Advisers Act of 1940 and the 1940 Act (Rule 204-2(a)(12) and Rule 17j-1,
          respectively) that Employees report and that REAMS maintain a record of Employees' Personal securities transactions where the Employee has direct or indirect beneficial ownership, other than transactions in which the Employee has neither direct nor indirect influence or control, and that such transactions are to "be recorded not later than 10 days after the end of the calendar quarter in which the transaction was effected." This applies to all Employees, and to transactions in all securities. The information to be provided is as follows:

          (1) The date of the transaction, the title, the interest rate and maturity date (if applicable) and number of shares or the principal amount of the security;

          (2) The type of transaction (i.e., purchase, sale or other transaction (to be specified));

          (3) The price of the security at which the transaction was effected; and

          (4) The name of the broker, dealer or other bank with or through whom the transaction was effected;

          (5)  The date that the report is submitted by the Employee.

     The report may contain a statement that it shall not be construed as an admission that the Employee has any direct or indirect beneficial ownership in the securities to which the report relates. A form which may be used to meet the Employee reporting requirement is attached hereto as Exhibit A.

VI.  Exempt Transactions.

The restrictions of Section VII of this Statement shall not apply to:

          (1) Purchases and sale effected in any account over which the Employee has no direct or indirect influence of control (e.g., a blind trust);

          (2) Purchases or sales of securities which are not eligible for purchase or sale by accounts for which REAMS serves as a subadviser;

          (3) Purchases or sales which are non-volitional on the part of the Employee;

          (4) Purchases which are part of an automatic dividend reinvestment plan or;

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer; and sales of such rights so acquired.

The Securities transactions listed above are not exempt from the reporting requirements set forth in Section V.

VII. Investment and Other Restrictions.

     (1) No Employee shall purchase or sell, directly or indirectly, any Security in which the Employee has or thereby obtains a direct or indirect beneficial ownership interest within three calendar days before or after REAMS trades on behalf of any Advisory client in such Security or while REAMS has on behalf of any Advisory client an unfilled order pending with a broker in such Security. However, an Employee may purchase or sell the same Securities as an Advisory client, without regard to the 3 day period, provided that the Employee executes the transaction at the same or worse price as that received by the Advisory client. In addition, the 3 day period shall not apply to purchases or sales which receive the prior approval of the Compliance Officer because they (i) are not harmful to any Advisory client; (ii) would be very unlikely to affect a highly institutional market; or (iii) clearly are not related economically to securities to be purchased, sold or held by an Advisory client.

      (2) No Employee shall acquire any securities in an initial public offering.

      (3) No employee shall acquire securities pursuant to a private placement without prior approval from the Company's Managers. In determining whether approval should be granted, the Managers should consider:

               (a) Whether the investment opportunity should be reserved for the Company and its Advisory Clients; and

               (b) Whether the opportunity is being offered to an individual by virtue of his or her position with the Company.

          The Company must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Employees for at least five years after the end of the fiscal year in which the approval is granted. In the event approval is granted, the Employee must disclose the investment when he or she plays a material role in the Company's subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

      (4) No Employee shall accept personally any gift or other benefit (including travel, lodging, meals and/or entertainment) of more than de minimis value from any person or entity that does business with REAMS on behalf of any client of REAMS. Such prohibition shall not apply to seasonal gifts made generally available to all REAMS Employees at the Company's business office or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with the Company's standards for Employee expenditures.

      (5) No Employee shall serve on the Board of Directors of a publicly traded company without prior authorization by the Managers of REAMS based upon a determination that such service would be consistent with the interests of REAMS and its clients.

VIII. Compliance Procedures.

      (1) Advance clearance is required for all Personal securities transactions in which an Employee has a Beneficial ownership interest, excluding
          (i) transactions in Securities which are not eligible to be held in REAMS Advisory client accounts, (ii) transactions in the Securities of companies having an aggregate market capitalization in excess of $3 billion, (iii) transactions for the direct or indirect benefit of such Employee made by persons or entities to whom such Employee has granted discretionary investment authority, provided that such Employee is not advised of the transactions in advance and does not participate in the decision-making related thereto and (iv) transactions in options or futures on broad based market indices or related securities (e.g. SPDRs). A form provided for advance clearance is attached hereto as Exhibit B.

(2) Clearance requests should be submitted in writing in duplicate to D.B. McKinney, or in his absence to David R. Milroy, or in his absence to any other Manager of REAMS, who may approve or disapprove such transactions on the grounds of compliance with this Statement, the Code or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions in this Statement or the Code. One copy of the clearance request will be returned to the Employee showing approval or disapproval and one copy will be retained by the Compliance Officer.

(3) The authorization provided by the Manager is effective until the earlier of (i) its revocation, (ii) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (iii) the Employee learns that the information in the trade request is not accurate. If the order for the Personal securities transaction is not placed within that period, a new advance authorization must be obtained before the transaction is placed. If the transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order amends it in any way.

(4) Employees are required to provide duplicate copies of their periodic security trading (brokerage) account statements, if any, to the Compliance Officer. Duplicate statements must be provided no less frequently than quarterly, and within 30 calendar days after the end of each quarter. A memorandum which may be used for this report requirement is attached hereto as Exhibit C. Employees may also provide duplicate copies of their trade confirmations. A letter which may be used to request that a broker, dealer or bank send duplicate statements and/or confirmations directly to the Compliance Officer is attached hereto as Exhibit D.

(5) The Compliance Officer shall monitor Employees' Personal securities transactions for compliance with this Statement and the Code, and shall make a written report of any infractions to the Managers of the Company, who will after suitable inquiry adjudicate the matter including determination of the sanctions, if any, to be levied, which may include but are not limited to forfeiture of trading profits. In the case of alleged infractions by the Manager of the Company, the other Managers of the Company shall collectively adjudicate by majority vote. In the case of the Compliance
            Officer's Personal securities transactions, a Manager shall monitor and adjudicate.

      (6) Employees shall disclose details of their Personal securities holdings within ten (10) days of commencement of employment and annually as December 31 thereafter, no later than January 30 of the following year. The disclosure shall take the form of a written statement provided to the Compliance Officer. This statement may, but is not required to include holdings of securities in which trading is not required to be reported. A form which may be used for this reporting requirement is attached hereto as Exhibit E.

      (7) On commencement of employment an Employee shall confirm in writing to the Compliance Officer his or her understanding of the Code and this Statement, and his or her obligation to comply therewith. All Employees are required to submit annually to the Compliance Officer a Statement of Compliance in the form attached as Exhibit F, confirming their understanding of and compliance with both the Code and this Statement.

      (8) All written information provided to the Compliance Officer pursuant to this Statement shall be retained in confidential files.

      (9) The Compliance Officer shall prepare an annual report to the Managers of the Company and to The Board of Directors of any Investment Company for which The Company serves as Investment Adviser summarizing the Company's procedures concerning personal investing, detailing any significant violations during the past year and identifying suggested changes in policies or procedures in the light of experience, industry practices or legislative and regulatory developments and stating that The Company has adopted procedures reasonable necessary to prevent its Employees from violating this Code of Ethics.

                                   APPENDIX A

           ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH (AIMR)

              CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT
                             As Amended May 5, 1996

                                    ATTACHED

                                                                       EXHIBIT A

                      REAMS ASSET MANAGEMENT COMPANY, LLC
          THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF QUARTER END

                          EMPLOYEE TRANSACTION RECORD FOR ______________________
                                                                 (Name)

                                         FOR QUARTER ENDED _____________________
                                                                 (Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS AND COMPLIANCE PROCEDURES STATEMENT OF THE COMPANY, AS RESTATED August 1, 2000, AND THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT OF THE ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH AS AMENDED MAY 5, 1996.


     ------------------------                    -------------------------------
     (Date)                                      (Employee's Signature)

Check if applicable: ( ) I had no reportable transactions during this reporting period.
                     ( ) All transactions required to be reported have been
                         provided to the Compliance Officer through duplicate confirmations.
                     ( ) The reporting of any transaction below shall not be
                         construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

 Date     Security     # Shares     Purch/        Price     Broker
          Name         or Par       Sale/Other              Name
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------
------    --------     --------     ----------    -----     ------

                    (attach additional sheets if necessary)

     REVIEWED:
              ---------------           ---------------------------
                   (Date)                       (Signature)

        FOLLOW-UP ACTION (if any) (attach additional sheet if required)

                 ---------------------------------------------

                                                                       EXHIBIT B

                         REAMS ASSET MANAGEMENT COMPANY
               ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

BACKGROUND:

The Company's Code of Ethics and Compliance Procedures Statement states in part that "advance clearance is required for all Personal securities transactions in which an Employee has a Beneficial ownership interest, excluding (i) transactions in Securities which are not eligible to be held in REAMS Advisory client accounts, (ii) transactions in the Securities of companies having an aggregate market capitalization in excess of $3 billion, (iii) transactions for the direct or indirect benefit of such Employee made by persons or entities to whom such Employee has granted discretionary and investment authority, provided that such Employee is not advised of the transactions in advance and does not participate in the decision-making related thereto and (iv) transactions in options or futures on broad based market indices or related securities (e.g., SPDRs).

REAMS defines "personal securities transactions" as purchases or sales of a Security in which an Employee or members of his or her immediate family sharing the same household has or acquires a Beneficial ownership interest. "Immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

CLEARANCE/REVIEW REQUEST: (form should also be used also to record trading where clearance is not required, so as to document non-clearance requirement)

1.    Name of Employee:                   _______________________________

2.    If different than (1), name of
      person in whose account the trade
      will occur:                         _______________________________

3.    Relationship of (2) to (1):         _______________________________

4.    Name of Security:                   _______________________________

5.    Maximum number of shares or units
      to be purchased or sold or amount
      of bond:                            _______________________________


6.    Check if applicable: PURCHASE ____  MARKET ORDER ____

                     SALE ____  LIMIT ORDER ____ (Limit Order Price: __________)

TO:   DBM/DRM  FROM: __________     DATE: _____/_____/_____    TIME: _________

I (or accounts defined above as "personal") intend to purchase/sell the above-named Security (on date if other than above: _____/_____/_____). My initials above confirm that to the best of my knowledge, the proposed transaction is in compliance with the Company's Code of Ethics and Compliance Procedures Statement.



CHECK AND COMPLETE A OR B.

A:  ( ) For clearance: policy check-off (OK SHOWN IN BOLD)
----------------------------------------------------------

Last date REAMS traded:  __________/____/_____

OPEN ORDER UNFILLED: YES/NO             IPO: YES/NO                   PRIVATE PLACEMENT:  YES/NO

B: ( ) Excluded from clearance requirement (EXCLUSION SHOWN IN BOLD)
--------------------------------------------------------------------

ELIGIBLE FOR CLIENTS: YES/NO        MARKET CAP>$3 BIL.: YES/NO      OPTION OR FUTURE ON MARKET INDICES: YES/NO

               CERTIFICATION OF EMPLOYEE DESIGNEE (IF APPLICABLE)

     The undersigned hereby certifies that the above-named Employee (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the information and representations contained in this form are accurate.



_________________________________                _______________________________
Employee Designee                                Print Name


__________________________________________________________________________



CLEARANCE/REVIEW DECISION:      Date:   _______/______/______   Time: __________
-------------------------

THE PROPOSED TRANSACTION IS:    APPROVED / DISAPPROVED ___________________
                                                       (initials of interviewer)

COMMENTS/NOTES: ________________________________________________________________






             [WHITE COPY: COMPLIANCE OFFICER; YELLOW COPY: EMPLOYEE]

                                                                       EXHIBIT C

TO:       Compliance Officer

FROM:

SUBJECT:  Brokerage Statements


Pursuant to Section VIII(4) of the Company's CODE OF ETHICS and COMPLIANCE PROCEDURES STATEMENT, attached are copies of the brokerage statements listed below for the period from [date] to [date]. This submission constitutes my complete and timely compliance with aforesaid Section for the period stated. (EACH QUARTER'S STATEMENTS ARE REQUIRED TO BE SUBMITTED WITHIN 30 DAYS OF QUARTER-END. IF THE ATTACHED STATEMENTS COVER A DIFFERENT TIME PERIOD, PLEASE SO NOTE).

CHECK IF APPLICABLE: ( ) I HAD NO BROKERAGE ACCOUNTS DURING THE PERIOD STATED ABOVE.



----------------                       -----------------------------------------
     Date                                          Employee Signature


        BROKERAGE FIRM          ACCOUNT NAME              ACCOUNT NO.
        --------------          ------------              -----------

                                                                       EXHIBIT D

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     [Date]

[Broker, Dealer or Bank Name
and Address]


               RE: Account #________________

Dear           :



     You are hereby requested to send [duplicate confirmations of individual transactions as well as] duplicate periodic statements for the above-referenced account(s) to Reams Asset Management Company, LLC. Please address the confirmations and statements directly to:


               Compliance Officer
               Reams Asset Management Company, LLC
               P.O. box 1377
               Columbus, IN 47202-1377

     If you have any questions regarding this request, please contact me at
(812) 372-6606.


                                        Sincerely,


                                        [Name of Employee]


cc: Mr. David B. McKinney

                                                                       EXHIBIT E

                         REAMS ASSET MANAGEMENT COMPANY
                     REPORT OF PERSONAL SECURITIES HOLDINGS

PREAMBLE:

The Company's Code of Ethics and Compliance Procedures Statement states in part that "employees shall disclose details of their Personal securities holdings upon commencement of employment and annually as of year-end thereafter, no later than January 30, of the following year. The disclosure shall take the form of a written statement provided to the Compliance Officer. The statement may but is not required to include holdings of securities in which trading is not required to be reported." THIS FROM MAY BE USED FOR MAKING THE REQUIRED REPORT, OR YOU MAY USE ANY OTHER FORMAT YOU PREFER. IF YOU HAVE ALREADY REPORTED ALL REPORTABLE YEAR-END HOLDINGS BY SUBMISSION OF YEAR-END BROKERAGE STATEMENTS, JUST CHECK THE APPLICABLE BOX AND SIGN & DATE WHERE INDICATED.

PERSONAL SECURITIES HOLDINGS REPORT BY: ____________________________________
                                                       (name)

         As of:  Year-end 20____ OR date of employment (____/____/____)

         [CHECK AND COMPLETE AS APPLICABLE]: Holdings already reported on brokerage statement/s ( )

         Holdings are listed below ( ) or on attached statement/s ( ).
                            If NONE, check here ( )


# SHARES OR PAR VALUE TYPE/DESCRIPTION            ISSUER (FULL NAME, NOT SYMBOL)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            _______________________________________    _____________

               (SIGNATURE)                        (DATE)